Exhibit (10) 41.

THIS SECURITY (AND THE UNDERLYING SECURITY, IF ANY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AND IS A "RESTRICTED SECURITY" AS DEFINED UNDER SAID ACT) OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION.



CONVERTIBLE DEBENTURE NOTE

$500,000-00            				This 31 day of January, 1997

							Tampa, Florida


FOR VALUE RECEIVED, INTERNATIONAL TELEDATA CORPORATION, a New York corporation, authorized to conduct business in Florida (hereinafter called "BORROWER"), promises to pay TELECOM NETWORK, INC., or registered assigns (hereinafter called "REGISTERED HOLDER"), the sum of FIVE HUNDRED THOUSAND DOLLARS AND NO/100THS ($500,000.00). This obligation matures on the 365th day following the date hereof and is due and payable in full on that date.
Failure to pay the obligation in full on that date shall be an Event of Default. Upon such Event of Default, BORROWER shall pay to REGISTERED HOLDER interest on the outstanding principal amount of this Note at the highest rate of interest allowable by law from the date of such Event of Default until such Event of Default shall be cured or waived, or until this Note, with interest thereon, is fully paid as otherwise provided herein.

Said obligation shall be payable at the principal office of BORROWER by hand delivery or deposit of shares of BORROWER's Common Stock and as provided below, in the U.S. Mail, first class postage prepaid, addressed to REGISTERED HOLDER at its address registered on the books of the BORROWER or at such other address as REGISTERED HOLDER may designate from time to time.

PRINCIPAL AND INTEREST PAID BY CONVERSION:

The number of shares of BORROWER's Common Stock by which this Note shall be automatically repaid and into which this Note shall be converted automatically shall be determined by dividing the principal outstanding on the effective date set forth below by the average of the BID-ASK price of said shares at the close of trading on the first trading day next following the effective date of issuing of the forthcoming (1997) registration statement for BORROWER's Common Stock which is the "EFFECTIVE DATE". The certificates for such shares of Common Stock shall be delivered as of the EFFECTIVE DATE. The date of such repayment and automatic conversion of the principal ($500,000.00) shall be the effective date of BORROWER's first registration statement after the date hereof pursuant to the Securities Act of 1933, as amended, for the sale of Common Stock to be issued by the BORROWER.

BORROWER does hereby: (a) agree that no course of dealing or delay or omission or forbearance on the part of REGISTERED HOLDER in exercising or enforcing any of REGISTERED HOLDER's rights or remedies hereunder, or under ,,.any instrument with respect to this Note, or under any other instrument executed in connection with the loan evidenced by this Note, shall impair or prejudice any of REGISTERED HOLDER's rights and remedies hereunder or the enforcement hereof, and that REGISTERED HOLDER may extend or renew this Note for any term (whether or not longer than the original one (1) year term of this Note), and may extend, modify or postpone the time and manner of payment arid performance of this Note; and (b) waive notice of acceptance of this Note, notice of the occurrence of any default under this Note, and presentment, demand, protest, notice of dishonor and notice of protest.

The happening of any of the following events shall constitute a default hereunder:

	(a) default in the payment of any principal on this Note as and when the same shall become due and payable; or

(b)	breach, failure or default on the part of BORROWER in the
performance or observance of any covenant, condition or agreement of BORROWER under this Note for a period of thirty (30) days following written notice thereof unless such breach, failure or default shall have been cured within such thirty (30) day period; or

(c)	a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator, regulatory authority (or other similar official), shall take possession of BORROWER or its property or business, or exercise control thereof or thereover,, without its consent; or a court of competent juridiction shall enter a decree or order for relief in respect of BORROWER in a involuntary case under any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator, regulatory authority (or other similar official) of BORROWER or for the property or business thereof, or ordering the winding-up or liquidation of its affairs and such decree or order shall continue unstayed and in effect for a period of thirty
(30) consecutive days; or BORROWER shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator, regulatory authority (or other similar official), of BORROWER or of any substantial part of its property or business; or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.

	If a default occurs hereunder, then at the option of REGISTERED HOLDER:
(a)	the entire principal amount then remaining unpaid shall immediately
become due and	payable without notice or demand; (b) the unpaid principal
amount shall accrue interest at the highest rate of interest allowable by Florida law; and (c) all other liabilities of BORROWER to REGISTERED HOLDER (notwithstanding any provisions thereof), shall immediately become due and payable without notice or demand (but with such adjustments, if any, with respect to any interest or other charges as may be provided for in this Note or other writing evidencing such liability). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

BORROWER agrees to pay to REGISTERED HOLDER reasonable attorneys' fees
,pnd costs, whether or not an action be brought, for the services of counsel employed . after maturity or default to collect this Note, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security as aforesaid, including costs or attorneys' fees on appeal, in bankruptcy matters, or post judgment relief.

	BORROWER shall have no right of set-off against REGISTERED HOLDER under this Note. REGISTERED HOLDER shall have the right, however, immediately and without further action or notice by it, to set-off against this Note all money owed by REGISTERED HOLDER in any capacity to BORROWER, whether or not due, and also to set-off against all other liabilities of REGISTERED HOLDER to BORROWER all money owed by REGISTERED HOLDER in that capacity to BORROWER.

This Note is executed under seal, constitutes a contract under the law of the State of Florida, and shall be enforceable in a court of competent jurisdiction in said State, without regard to the place in-which this Note is executed.


Signed and sealed this 31 day of January, 1997.


(CORPORATE SEAL)

Attest:
/s/ Ronald Stewart
    Secretary


INTERNATIONAL TELEDATA
CORPORATION


By: /s/ David Bell

David Bell
Printed name

Its: President